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Exhibit 4.1                Subscription Agreement

                                  SUBSCRIPTION
                                    DOCUMENT

                                NEW PACIFIC, INC.
================================================================================
Please read all instructions and the terms and conditions of your Private
Placement Memorandum carefully before filling out this application. If you need assistance, please call New Pacific, Inc. at (949) 760-6832

|_| When application is complete, mail your application and initial investment to:

                                NEW PACIFIC, INC.
             C/O THE LAW OFFICES OF IWONA ALAMI, ESQ. TRUST ACCOUNT
                       120 NEWPORT CENTER DRIVE, SUITE 200
                             NEWPORT BEACH, CA 92660

|X|   Make Checks payable to New Pacific, Inc. Escrow / Iwona J. Alami Trust
      Account

                       I. ACCOUNT REGISTRATION - Check One
================================================================================

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
|_| INDIVIDUAL    |_| JOINT REGISTRATION          |_| PENSION OR PROFIT    |_| CORPORATION, PARTNERSHIP, TRUST,
    ACCOUNT                                           SHARING                  ASSOCIATION OR OTHER ENTITY
                  |_| Joint Tenant with Right of IRA
                  |_| Survivorship
                  |_| Tenants in Common
                  |_| Tenants by Entirety
                  |_| Community Property

--------------------------------------------------------------------------------
Name of APPLICANT, CUSTODIAN, CORPORATION, TRUST or BENEFICIARY
                                                                                |_|   PLEASE PUT A CHECK NEXT TO
                            M or F                        -----------------------     THE SOC. SEC. # OR TAX ID. #
                                                          Soc. Sec. or Tax ID #       RESPONSIBLE FOR TAXES.  WE
                                                                                      WILL REPORT THIS NUMBER TO
                                                                                      THE IRS.

--------------------------------------------------------------------------------
Name of JOINT TENANT or TRUSTEE (IF APPLICABLE)
                                                                                   |-|
                            M or F       -------------    ------------------------
                                         Date of Birth    Soc. Sec. or Tax ID #

--------------------------------------------------------------------------------  -------------
Name of ADDITIONAL TRUSTEE (IF APPLICABLE)                                        Date of Trust

Marital Status (PLEASE CHECK ONE) |_| Single |_| Married |_| Separated |_|
Divorced


__________________NUMBER OF SHARES

$________________ INVESTMENT AMOUNT   (Number of Shares X $0.03 per Share)

                                  HOME ADDRESS

--------------------------------------------------------------------------------
Street Address                                                       Unit Number

---------------------------------------------------    -----------  -----
City                                       State       ZIP+4

----------------------------------        --------------------------------------
Home Phone Number (with Area Code)        Business Phone Number (with Area Code)

                                BUSINESS ADDRESS

--------------------------------------------------------------------------------
Name of Company

--------------------------------------------------------------------------------
Street Address                                          Suite Number

------------------------------------------------  -----------  ----
City                                    State     ZIP+4

                                        1
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                    II. ALTERNATIVE DISTRIBUTION INFORMATION
================================================================================
To direct distributions to a party other than the registered owner, complete the information below.

Name of Firm (Bank or Brokerage):
                                  ----------------------------------------------
Account Name:
              ------------------------------------------------------------------
Account Number:
                ----------------------------------------------------------------
Address:
         -----------------------------------------------------------------------
City, State ZIP:
                 ---------------------------------------------------------------

                           III. SUBSCRIPTION DOCUMENT
================================================================================
    You as an individual or you on behalf of the subscribing entity are being asked to complete this Subscription Document so a determination can be made as to whether or not you (it) are qualified to purchase Shares under applicable federal and state securities laws.
    YOUR ANSWERS TO THE QUESTIONS CONTAINED HEREIN MUST BE TRUE AND CORRECT IN ALL RESPECTS, AND A FALSE REPRESENTATION BY YOU MAY CONSTITUTE A VIOLATION OF LAW FOR WHICH A CLAIM FOR DAMAGES MAY BE MADE AGAINST YOU.
    Your answers will be kept strictly confidential; however, by signing this Subscription Document, you will be authorizing the Company to present a completed copy of this Subscription Document to such parties as they may deem appropriate in order to make certain that the offer and sale of the Shares will not result in a violation of the Securities Act of 1933, as amended, or of the securities laws of any state.
    This Subscription Document does not constitute an offer to sell or a solicitation of an offer to buy Shares or any other security.
    ALL QUESTIONS MUST BE ANSWERED. If the appropriate answer is "None" or "Not Applicable", please state so. Please print or type your answers to all questions and attach additional sheets if necessary to complete your answers to any item. Please initial any correction.

--------------------------------------------------------------------------------

INDIVIDUAL SUBSCRIBERS:
If the Shares subscribed for are to be owned by more than one person, YOU AND THE OTHER CO-SUBSCRIBER MUST EACH COMPLETE A SEPARATE SUBSCRIPTION DOCUMENT (EXCEPT IF THE CO-SUBSCRIBER IS YOUR SPOUSE) AND SIGN THE SIGNATURE PAGE ANNEXED HERETO. IF YOUR SPOUSE IS A CO-SUBSCRIBER, YOU MUST INDICATE THEIR NAME AND SOCIAL SECURITY NUMBER.

CORPORATIONS, PARTNERSHIPS, PENSION PLANS AND TRUSTS:
The information requested herein relates to the subscribing entity and not to you personally (unless otherwise determined in the ACCREDITED INVESTOR STATUS section).

                         IV. ACCREDITED INVESTOR STATUS
================================================================================
         IF YOU MEET ANY OF THE FOLLOWING TESTS, PLEASE CHECK THE APPROPRIATE SPACES BELOW.

I.  INDIVIDUAL ACCOUNTS
    I certify that I am an "accredited investor" because:
    A. _______ I had an individual income of more than $200,000 in each of the two most recent calendar years, and I reasonably expect to have an individual income in excess of $200,000 in the current calendar year; or my spouse and I had joint income in excess of $300,000 in each of the two most recent calendar years, and we reasonably expect to have a joint income in excess of $300,000 in the current calendar year.

    B. _______ I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000 (including home and personal property).

    For purposes of this Subscription Document, "individual income" means "adjusted gross income" as reported for Federal income tax purposes, exclusive of any income attributable to a spouse or to property owned by a spouse: (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended, (the "Code"), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of form 1040), (iii) any deduction claimed for depletion under
Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Sections 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.
    For purposes of this Subscription Document, "joint income" means, "adjusted gross income," as reported for Federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, and increased by the following amounts: (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.
    For purposes of this Subscription Document, "joint income" means "adjusted gross income," as reported for Federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, and increased by the following amounts: (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.
    For the purposes of the Subscription Document, "net worth" means (except as otherwise specifically defined) the excess of total assets at fair market value, including home and personal property, over total liabilities, including mortgages and income taxes on unrealized appreciation of assets.

II. CORPORATIONS, PARTNERSHIPS, EMPLOYEE BENEFIT PLANS OR IRAS

    A. Has the subscribing entity been formed for the specific purpose of investing in the Shares? |_| YES |_| NO

If your answer to question A is "No" CHECK whichever of the following statements (1-5) is applicable to the subscribing entity. If your answer to question A is "Yes" the subscribing entity must be able to certify to statement (B) below in order to qualify as an "accredited investor".

                                        2

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                    ACCREDITED INVESTOR STATUS - (continued)
================================================================================
         The undersigned entity certifies that it is an "accredited investor" because it is:
    1. _______ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is a bank, savings and loan association, insurance company or registered investment adviser; OR 2. _______ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 that has total assets in excess of $5,000,000; OR 3. _______ each of its shareholders, partners, or beneficiaries meets at least one of the following conditions described above under INDIVIDUAL ACCREDITED INVESTOR STATUS. Please also CHECK the appropriate space in that section; OR (NOTE: INCOME STATEMENT MUST BE COMPLETED FOR EACH SHAREHOLDER, PARTNER OR BENEFICIARY) 4. _______ the plan is a self directed employee benefit plan and the investment decision is made solely by a person that meets at least one of the conditions described above under INDIVIDUAL ACCREDITED INVESTOR STATUS; OR (NOTE: INCOME STATEMENT MUST BE COMPLETED FOR EACH SHAREHOLDER, PARTNER OR BENEFICIARY) 5. _______ a corporation, a partnership or a Massachusetts or similar business trust with total assets in excess of $5,000,000.

B. If the answer to Question A above is "Yes", please certify the statement below is true and correct:
        _______ The undersigned entity certifies that it is an accredited investor because each of its shareholder or beneficiaries meets at least one of the following conditions described above under INDIVIDUAL ACCREDITED INVESTOR STATUS. Please also CHECK the appropriate space in that section.

III.TRUST ACCOUNTS

A. Has the subscribing entity been formed for the specific purpose of investing in the Shares? YES |_| NO |_|

If your answer to question A is "No" CHECK whichever of the following statements (1-3) is applicable to the subscribing entity. If your answer to question A is "Yes" the subscribing entity must be able to certify to the statement (3) below in order to qualify as an "accredited investor".

         The undersigned trustee certifies that the trust is an "accredited investor" because:
    _______1) the trust has total assets in excess of $5,000,000 and the investment decision has been made by a "sophisticated person"; OR _______2) the trustee making the investment decision on its behalf is a bank (as defined in Section 3(a)(2) of the Act), a saving and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, acting in its fiduciary capacity; OR _______3) the undersigned trustee certifies that the trust is an accredited investor because the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor(s) meets at least one of the following conditions described above under INDIVIDUAL ACCREDITED INVESTOR STATUS. Please also CHECK the appropriate space in that section. _______4) the undersigned trustee certifies that the trust is an accredited investor because all of the beneficial owners of the trust are accredited investors (NOTE: FOR EACH GRANTOR AN INCOME STATEMENT MUST BE COMPLETED)

             V. INCOME STATEMENT - (Round off to the nearest $5,000)
================================================================================
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
Please specify the amount of your:    |_| Individual     |_| Joint    |_| Trust    |_| Beneficiary    |_| Shareholder  |_| Partner
income (defined in page 2: Accredited Investor Status) in calendar years 1998 and 1999 and your projected income for 2000.

         1998           $_________________________
         1999           $_________________________
         2000           $_________________________(projected)

Current occupation (position or title and duties):

Name of Business:
                   -----------------------------------

Name of Employer:                                     Telephone number (       )               -
                   -----------------------------------                  -------  -------------- -------

Former employment (if current employment is less than five years):

Name of Employer:                                     Position or Title:
                  ------------------------------------                   ------------------------------

Nature of Duties:                                     Period Employed:                      to
                  ------------------------------------                 --------------------    --------
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                            VI. INVESTMENT EXPERIENCE
================================================================================
The following information is to be provided by the individual making the investment decision or the person acting on behalf of the corporation, partnership, individual retirement account, employee benefit plan or trust.

1.  Business or professional education (school, dates of attendance, degrees):

--------------------------------------------------------------------------------
2. Details of any training or experience in financial, business or tax matters not disclosed in Item 1 immediately above:

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3.  Please indicate the frequency of your investment in marketable securities:
    |_| Often       |_| Occasionally       |_| Seldom        |_| Never

4. Please state the approximate number and total dollar amount of the following types of investments in which you have participated:
    a.  restricted (non-traded) stock or notes:
        Number ___________________      Amount Invested:   $ ___________________
    b. private placements of securities sold in reliance upon non-public offering exemption from registration under the Securities Act of 1933:
        Number ___________________      Amount Invested:   $ ___________________
5.  Please initial the appropriate alternative:
_______ ALTERNATIVE ONE: I have such knowledge and experience in financial and business matters and in private placement investments in particular that I am capable of evaluating the merits and risks of an investment in the Shares and do not desire to use a purchaser representative in connection with evaluating such merits and risks. I understand, however, that the Company may request that I use a purchaser representative.
_______ ALTERNATIVE TWO: I intend to use the services of a purchaser representative(s) in connection with evaluating the merits and risks of an investment in the securities and hereby appoint such person(s) to act as my purchaser representative(s) in connection with my proposed purchase of Shares. (PLEASE CONTACT THE COMPANY FOR FURTHER INSTRUCTIONS.)

Name of Purchaser Representative If Alternative Two chosen:

                                 Telephone number (    )             -
---------------------------------                  ----  ------------ --------

                                 VII. SIGNATURES
================================================================================
I AGREE TO BE BOUND BY ALL OF THE TERMS AND CONDITIONS OF THIS SUBSCRIPTION DOCUMENT.

Dated                                                       2000
      ----------------------------------------------------

Print name of individual subscriber, custodian, corporation, trustee Signature of individual subscriber, authorized person, trustee exactly as you would like your certificates issued

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

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Print name of co-subscriber, authorized person, Signature of co-subscriber, authorized person, co-trustee if required by trust instrument co-trustee if required by trust instrument

-----------------------------------------------  ----------------------------------------------
INVESTMENT AUTHORIZATION. The undersigned corporation, partnership, benefit plan or IRA has all requisite authority to acquire the Shares hereby subscribed for and to enter into the Subscription Document, and further, the undersigned officer, partner or fiduciary of the subscribing entity has been duly authorized by all requisite action on the part of such entity to execute these documents on its behalf. Such authorization has not been revoked and is still in full force and effect.
Check Box:      |_|   Yes         |_|    No         |_|    Not Applicable

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